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                                                                    EXHIBIT 23.2

                  [LETTERHEAD OF BUSINESS VALUATION SERVICES]


                               December 19, 2000



Retractable Technologies, Inc.
511 Lobo Lane
Little Elm, Texas 75068-0009

Re:  Consent of Business Valuation Services
     Retractable Technologies, Inc.
     Registration Statement on Form SB-2

Ladies and Gentlemen:

     We consent to the use in a Form SB-2 Registration Statement under the Securities Act of 1933, as amended, of Retractable Technologies, Inc., of our opinion and report dated December 19, 2000, on the valuation and analysis of Retractable Technologies, Inc., as of December 8, 2000, and to the use of our name and the statements with respect to us as appearing under the headings "The Offering" and "Determination of Offering Price" in the Form SB-2.


BUSINESS VALUATION SERVICES


By:   /S/ [SIGNATURE ILLEGIBLE]
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Its:  Director of Technical Services
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